                                                                   EXHIBIT 99.05


_______________________________________________________________________________

_______________________________________________________________________________



                      ___________________________________

                             ZECAL TECHNOLOGY, LLC
                      ___________________________________


                      LIMITED LIABILITY COMPANY AGREEMENT



                           Dated as of May ___, 2000


THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THAT CERTAIN MEMBERS AGREEMENT, DATED AS OF MAY __, 2000, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "COMPANY") AND CERTAIN INVESTORS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

_______________________________________________________________________________

_______________________________________________________________________________

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
ARTICLE I  DEFINITIONS.....................................................  1

ARTICLE II ORGANIZATIONAL MATTERS..........................................  7
       2.1  Formation of Company...........................................  7
       2.2  Limited Liability Company Agreement............................  7
       2.3  Name...........................................................  7
       2.4  Purpose........................................................  7
       2.5  Principal Office; Registered Office............................  7
       2.6  Term...........................................................  8
       2.7  No State-Law Partnership.......................................  8

ARTICLE III CAPITAL ACCOUNTS...............................................  8
       3.1  Holders........................................................  8
       3.2  Capital Accounts...............................................  8
       3.3  Negative Capital Accounts......................................  9
       3.4  No Withdrawal..................................................  9
       3.5  Loans From Holders............................................. 10
       3.6  Preferred Company Interests.................................... 10
       3.7  Common Company Interests....................................... 14

ARTICLE IV DISTRIBUTIONS AND ALLOCATIONS................................... 15
       4.1  Distributions.................................................. 15
       4.2  Allocations.................................................... 17
       4.3  Special Allocations............................................ 18
       4.4  Tax Allocations................................................ 19
       4.5  Curative Allocations........................................... 19
       4.6  Indemnification and Reimbursement for Payments on Behalf of a
            Holder......................................................... 20

ARTICLE V MANAGEMENT....................................................... 20
       5.1  Authority of Board............................................. 20
       5.2  Actions of the Board........................................... 21
       5.3  Composition.................................................... 21

       5.4  Proxies....................................................... 21
       5.5  Meetings, etc................................................. 22
       5.6  Delegation of Authority....................................... 23
       5.7  Purchase of Company Interests................................. 24
       5.8  Limitation of Liability....................................... 24

ARTICLE VI RIGHTS AND OBLIGATIONS OF HOLDERS.............................. 25
       6.1  Limitation of Liability....................................... 25
       6.2  Lack of Authority............................................. 25
       6.3  No Right of Partition......................................... 25
       6.4  Indemnification............................................... 25
       6.5  Members Right to Act.......................................... 26
       6.6  Conflicts of Interest......................................... 27

ARTICLE VII BOOKS, RECORDS, ACCOUNTING AND REPORTS........................ 28
       7.1  Records and Accounting........................................ 28
       7.2  Fiscal Year................................................... 28
       7.3  Reports....................................................... 28
       7.4  Transmission of Communications................................ 29

ARTICLE VIII TAX MATTERS.................................................. 29
       8.1  Preparation of Tax Returns.................................... 29
       8.2  Tax Elections................................................. 29
       8.3  Tax Controversies............................................. 29

ARTICLE IX TRANSFER OF COMPANY INTERESTS.................................. 30
       9.1  Transfer In General........................................... 30
       9.2  Assignee's Rights............................................. 30
       9.3  Assignor's Rights and Obligations............................. 30

ARTICLE X ADMISSION OF MEMBERS............................................ 31
      10.1  Substituted Members........................................... 31
      10.2  Additional Members............................................ 31

ARTICLE XI WITHDRAWAL AND RESIGNATION OF HOLDERS.......................... 32
     11.1   Withdrawal and Resignation of Holders......................... 32

ARTICLE XII DISSOLUTION AND LIQUIDATION................................... 32
     12.1   Dissolution................................................... 32
     12.2   Liquidation and Termination................................... 32
     12.3   Deferment; Distribution in Kind............................... 33
     12.4   Cancellation of Certificate................................... 34
     12.5   Reasonable Time for Winding Up................................ 34
     12.6   Return of Capital............................................. 34
     12.7   Liquidity Event or IPO........................................ 34

ARTICLE XIII VALUATION.................................................... 34
     13.1   Determination................................................. 34
     13.2   Determination of Fair Market Value............................ 34

ARTICLE XIV GENERAL PROVISIONS............................................ 35
     14.1   Power of Attorney............................................. 35
     14.2   Amendments.................................................... 36
     14.3   Title to Company Assets....................................... 36
     14.4   Addresses and Notices......................................... 37
     14.5   Binding Effect................................................ 37
     14.6   Creditors..................................................... 37
     14.7   Waiver........................................................ 37
     14.8   Counterparts.................................................. 37
     14.9   Applicable Law................................................ 37
     14.10  Severability.................................................. 38
     14.11  Further Action................................................ 38
     14.12  Expenses...................................................... 38
     14.13  Delivery by Facsimile......................................... 38
     14.14  Offset........................................................ 38
     14.15  Entire Agreement.............................................. 39
     14.16  Remedies...................................................... 39
     14.17  Descriptive Headings; Interpretation.......................... 39
     14.18  Notice to Holder of Provisions................................ 39
     14.19  Consent to Jurisdiction....................................... 39
     14.20  Survival...................................................... 40

                             ZECAL TECHNOLOGY, LLC
                      LIMITED LIABILITY COMPANY AGREEMENT


          This LIMITED LIABILITY COMPANY AGREEMENT, dated as of May ___, 2000, is entered into by and among the Members.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

          "Additional Member" means a Person admitted to the Company as a Member
           -----------------
pursuant to Section 10.2.

          "Adjusted Capital Account Deficit" means with respect to any Capital
           --------------------------------
Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

          (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

          (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

          "Adjusted EBITDA" is defined in the Members Agreement.
           ---------------

          "Admission Date" is defined in Section 9.3.
           --------------

          "Affiliate" of any Person means any Person that directly or indirectly
           ---------
controls, is controlled by, or is under common control with the Person in question.

          "Agreement" means this Limited Liability Company Agreement of Zecal
           ---------
Technology, LLC.

          "Asset Purchase Agreement" means that certain Asset Purchase
           ------------------------
Agreement, dated as of the date hereof, by and among the Company, HTI and Zecal, as the same may be amended or modified from time to time.

          "Assignee" means a Person to whom a Company Interest has been
           --------
transferred in accordance with the terms of the Members Agreement, but who has not become a Member pursuant to Article X.

          "Base Rate" means, on any date, a variable rate per annum equal to the
           ---------
rate of interest most recently published by The Wall Street Journal as the
                                            -----------------------
"prime rate" at large U.S. money center banks.

          "Board" means the Board of Managers.
           -----

          "Book Value" means, with respect to any Company property, the
           ----------
Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation
Section 1.704-1(b)(2)(iv)(d)-(g).

          "Capital Account" means the capital account maintained for a Member
           ---------------
pursuant to Section 3.2.

          "Capital Contribution" means any cash, cash equivalents, promissory
           --------------------
obligations or the Fair Market Value of other property which a Holder contributes to the Company pursuant to Section 3.1 or 5.1.

          "Certificate" means the Company's Certificate of Formation as filed
           -----------
with the Secretary of State of Delaware.

          "Chairman" is defined in Section 5.3(b).
           --------

          "Change in Control" is defined in Section 3.6(b)(ii).
           -----------------

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended through the date hereof. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).

          "Commitment" means, with respect to each Holder, the aggregate amount
           ----------
of Capital Contributions made or agreed to be made by such Holder as specified in Schedule I attached hereto as the same may be modified from time to time under the terms of this Agreement; provided that notwithstanding any other provision in this Agreement to the contrary, no Holder shall be under any obligation to make any additional Capital Contributions other than as originally set forth in Schedule I, unless such Holder shall otherwise agree in writing.

          "Common Company Interests" means a fractional part of the Company
           ------------------------
Interests of the Holders and having the rights and obligations specified with respect to Common Company Interests in this Agreement.

          "Common Holder" means a holder of Common Company Interests.
           -------------

          "Company" means Zecal Technology, LLC, a Delaware limited liability
           -------
company, established in accordance with this Agreement, as such limited liability company may be from time to time constituted, and including its successors.

          "Company Interest" means the interest of a Holder in Profits, Losses
           ----------------
and Distributions, expressed as a percentage the interest of a Holder bears to the total interests of all Holders; the initial percentage interest of Zecal is 50% and the initial percentage interest of LZ is 50%.

          "Delaware Act" means the Delaware Limited Liability Company Act, 6
           ------------
Del.L. (S) 18-101, et seq., as it may be amended from time to time, and any
                   -------
successor to the Delaware Act.

          "Distribution" means each distribution made by the Company to a
           ------------
Holder, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall
                                       -------- ----
be a Distribution: (a) any redemption or repurchase by the Company or any Investor of any interests, (b) any recapitalization or exchange of interests of the Company, (c) any distribution made by the Company pursuant to Section 4.1(b) hereof (i.e., tax distributions) or (d) any fees or expenses that are required to be and are paid to any Investor.

          "Equity Interests" means (i) interests in the Company (including other
           ----------------
classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Board, including rights, powers and/or duties senior to existing classes and groups of Company Interests and other equity interests in the Company), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Company Interests or other equity interests in the Company and (iii) warrants, options or other rights to purchase or otherwise acquire Company Interests or other equity interests in the Company.

          "Event of Withdrawal" means the death, retirement, resignation,
           -------------------
expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

          "Fair Market Value" means, with respect to any asset or equity
           -----------------
interest, its fair market value determined according to Article XIII.

          "Fiscal Period" means any interim accounting period within a Taxable
           -------------
Year established by the Board and which is permitted or required by Code Section 706.

          "Fiscal Year" means the Company's annual accounting period established
           -----------
pursuant to Section 7.2.

          "Fundamental Change" is defined in Section 3.6(b)(ii).
           ------------------

          "GAAP" means United States generally accepted accounting principles,
           ----
as promulgated by all relevant United States accounting authorities.

          "Guaranty" means the guaranty issued by the Company pursuant to the
           --------
Asset Purchase Agreement and the Letter Agreement, which guaranty is secured by that certain security agreement, dated as of the date hereof, between Wells Fargo Business Credit, Inc. and the Company; and for purposes of this Agreement, all references to the "Guaranty" shall include the aforementioned security agreement.

          "Governmental Entity" means the United States of America or any other
           -------------------
nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

          "Holder" means any owner of any Company Interest as reflected in the
           ------
Company's books and records.

          "Holder Group" is defined in Section 6.6(a).
           ------------

          "HTI" means Heartland Technology, Inc., a Delaware corporation.
           ---

          "Indebtedness for Borrowed Money" shall have the meaning assigned
           -------------------------------
thereto in the Asset Purchase Agreement.

          "Indemnified Person" is defined in Section 6.4(a).
           ------------------

          "Invested Capital" means, as of any date, the aggregate amount of all
           ----------------
Capital Contributions made by any particular Holder, less the amount of all deemed distributions to such Holder pursuant to Section 4.1(d) or 4.1(e) hereof or Section 2.2 of the Asset Purchase Agreement.

          "Investors" means LZ, Zecal, their Affiliates and successors and their
           ---------
Permitted Transferees (as defined in the Members Agreement).

          "IPO" means the initial sale pursuant to a registration statement
           ---
filed under the Securities Act of any equity interests of the Company, whether by the Company or any holder of equity interests of the Company.

          "Junior Interests" means any Company Interests, except for the
           ----------------
Preferred Company Interests.

          "Letter Agreement" means that certain Letter Agreement, dated as of
           ----------------
the date hereof, between Wells Fargo Business Credit, Inc. and the Company.

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Liquidation Value" of any Preferred Company Interest as of any
           -----------------
particular date shall be equal to the purchase price paid to the Company therefor (as the same may be finally determined from time to time).

          "Liquidity Event" means (a) any sale of all or substantially all (as
           ---------------
defined in the Model Business Corporation Act) of the assets of the Company and its Subsidiaries on a consolidated basis in one transaction or series of related transactions, (b) any sale of all or substantially all of the Company Interests in one transaction or series of related transactions (but excluding any sales to Affiliates and any sales of Company Interests in a Public Sale) or (c) a merger or consolidation or other transaction which accomplishes one of the foregoing.

          "Losses" means items of Company loss and deduction determined
           ------
according to Section 3.2.

          "LZ" means LZ Partners, LLC.
           --

          "Member" means each of the members named on Schedule I attached hereto
           ------                                     ----------
and any Person admitted to the Company as a Substituted Member or Additional Member; but only so long as such Person is shown on the Company's books and records as the owner of one or more Company Interests.

          "Members Agreement" means that certain Members Agreement, dated as of
           -----------------
the date hereof, by and among the Company and its Members, as the same may be amended from time to time.

          "Minimum Gain" means the partnership minimum gain determined pursuant
           ------------
to Treasury Regulation Section 1.704-2(d).

          "Organic Change" shall have the meaning set forth in Section 3.6(e).
           --------------

          "Person" means an individual or a corporation, partnership, limited
           ------
liability company, trust, unincorporated organization, association or other entity.

          "Preference Amount" shall have the meaning set forth in Section
           -----------------
3.6(b)(i) hereof.

          "Preferred Company Interest" means a fractional part of the Company
           --------------------------
Interests of the Holders and having the rights and obligations specified with respect to the Preferred Company Interests in this Agreement.

          "Preferred Holder" means a holder of Preferred Company Interest.
           ----------------

          "Profits" means items of Company income and gain determined according
           -------
to Section 3.2.

          "Public Offering" means any offering by the Company of its Equity
           ---------------
Interests to the public pursuant to an effective registration statement under the Securities Act.

          "Public Sale" means any sale of equity interests of the Company (other
           -----------
than rights to acquire equity interests of the Company) to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Representative" is defined in Section 5.3(a).
           --------------

          "Securities Act" means the Securities Act of 1933, as amended, and
           --------------
applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

          "Substituted Member" means a Person that is admitted as a Member to
           ------------------
the Company pursuant to Section 10.1.

          "Tax Matters Partner" has the meaning given to such term in Section
           -------------------
6231 of the Code.

          "Taxable Year" means the Company's accounting period for federal
           ------------
income tax purposes determined pursuant to Section 7.2.

          "Treasury Regulations" means the income tax regulations promulgated
           --------------------
under the Code and effective as of the date hereof. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).

          "Zecal" means Zecal Corp., a Delaware corporation.
           -----

                                  ARTICLE II

                            ORGANIZATIONAL MATTERS

          2.1 Formation of Company. The Company was formed on February 3, 2000 pursuant to the provisions of the Delaware Act.

          2.2 Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in
Section 2.6, the rights and obligations of the Holders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement; provided that where the Delaware Act provides that such rights and obligations specified in the Delaware Act shall apply "unless otherwise provided in a limited liability company agreement" or words of similar effect, such rights and obligations specified in the Delaware Act are considered set forth in this Agreement; provided further, that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

          2.3 Name. The name of the Company shall be Zecal Technology, LLC. The Board in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Holders. The Company's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

          2.4 Purpose. The purpose and business of the Company shall be any business which may lawfully be conducted by a limited liability company formed pursuant to the Delaware Act.

          2.5 Principal Office; Registered Office. The principal office of the Company shall be at 456 North Sanford Road, Churchill, New York, or such other place as the Board may from time to time designate. The Company may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Holders. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

          2.6 Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of
Article XII.

          2.7 No State-Law Partnership. The Holders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Holder be a partner or joint venturer of any other Holder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Holder relating to the subject matter hereof shall be construed to suggest otherwise. The Holders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Holder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

                                  ARTICLE III

                               CAPITAL ACCOUNTS

          3.1  Holders.

          (a)  Each Holder named on Schedule I attached hereto has made Capital
                                    ----------
Contributions to the Company as set forth on Schedule I in exchange for the
                                             ----------
Company Interest specified thereon.

          (b) Each Holder who is issued Company Interests by the Company pursuant to the authority of the Board pursuant to Section 5.1 shall make the Capital Contributions to the Company determined by the Board pursuant to the authority of the Board pursuant to Section 5.1 in exchange for such Company Interests.

           3.2 Capital Accounts.

          (a) The Company shall maintain a separate Capital Account for each Holder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company shall, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

          (b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

               (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code
                     Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

               (ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

               (iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

               (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

               (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation
                     Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

          3.3 Negative Capital Accounts. No Holder shall be required to pay to any other Holder or the Company any deficit or negative balance which may exist from time to time in such Holder's Capital Account (including upon and after dissolution of the Company).

          3.4 No Withdrawal. No Person shall be entitled to withdraw any part of such Person's Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided herein or in the Members Agreement.

          3.5 Loans From Holders. Loans by Holders to the Company shall not be considered Capital Contributions. If any Holder shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Holder to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Holder. The amount of any such advances shall be a debt of the Company to such Holder and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

          3.6 Preferred Company Interests. The Preferred Company Interests shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications.

          (a)  Participating Distributions.  In the event that the Company
               ---------------------------
declares or pays any Distributions upon the Common Company Interests (whether payable in cash, securities or other property), the Company shall also declare and pay to the Preferred Holders at the same time that it declares and pays such Distributions to the Common Holders, the Distributions which would have been declared and paid with respect to the Common Company Interests issuable upon conversion of the Preferred Company Interests had all of the outstanding Preferred Company Interests been converted immediately prior to the record date for such Distribution, or if no record date is fixed, the date as of which the Holders entitled to such Distributions are to be determined.

          (b)  Liquidation.
               -----------

               (i) Upon any liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), each Preferred Holder shall be entitled to be paid, before any Distribution or payment is made upon any Junior Interests, an amount (the "Preference Amount") in cash equal to the greater of either
                     -----------------
                    (i) the aggregate Liquidation Value of all Preferred Company Interests held by such Holder (plus all declared and unpaid participating Distributions thereon pursuant to Section 3.6(a)) or (ii) such Holder's pro rata share (based upon the aggregate amount of Preferred Company Interests outstanding) of all liquidation proceeds payable to the Common Holders assuming all outstanding Preferred Company Interests had been converted into Common Company Interests immediately prior to any such liquidation, dissolution or winding up, and the Preferred Holders shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the Preferred Holders are insufficient to permit payment to such Holders of the aggregate amount which they are entitled to be paid under this Section 3.6(b), then the entire assets available to be distributed to the Preferred Holders shall be distributed pro rata among such Holders based upon the aggregate Preference Amount of the Preferred Company Interests held by each such Holder. Not less than 60 days prior to the payment date stated
                     therein, the Company shall mail written notice of any such liquidation, dissolution or winding up to each Preferred Holder, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Preferred Company Interest and each Common Company Interest in connection with such liquidation, dissolution or winding up.

               (ii) Upon the election of any Preferred Holder delivered to the Company within 45 days after receipt of the Company's notice to the Preferred Holders under this Section 3.6, any consolidation or merger of the Company with or into another entity or entities (whether or not the Company is the surviving entity) or any sale or transfer by the Company of all or substantially all of its assets (determined either for the Company alone or with its Subsidiaries on a consolidated basis) (any of the foregoing, a "Fundamental
                                                                   -----------
                     Change") or any sale, transfer or issuance or series of
                     ------
                     sales, transfers and/or issuances of the Company's Equity Interests by the Company or the holders thereof as a result of which the holders of the Company's outstanding Equity Interests possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or issuance cease to own the Company's outstanding Equity Interests possessing the voting power (under ordinary circumstances) to elect a majority of the Board (any of the foregoing, a "Change in Control"), shall
                                                     -----------------
                     be deemed to be a liquidation, dissolution and winding up of the Corporation for purposes of this Section 3.6(b), and the Preferred Holders shall be entitled to receive payment from the Company of the amounts payable with respect to the Preferred Company Interests upon a liquidation, dissolution or winding up of the Company under this Section 3.6(b) upon the consummation of any such transaction. Each Preferred Holder shall have the right to elect the benefits of either this Section 3.6(b) or Section 3.6(e) hereof in connection with any such merger, consolidation or sale of assets.

          (c)  Priority of Preferred Company Interests.  So long as any
               ---------------------------------------
Preferred Company Interests remain outstanding, without the prior written consent of the holders of not less than a majority of the Preferred Company Interest then outstanding, the Company shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Interests, nor shall the Company directly or indirectly pay, declare or make any Distribution upon any Junior Interests.

          (d)  Conversion.
               ----------

               (i)   Conversion Procedure.
                     --------------------

               (A) At any time and from time to time, any Preferred Holder may convert all or any portion of the Preferred Company Interests held by such holder into Common Company Interests representing an equivalent percentage of the aggregate Company Interest then represented by such Preferred Company Interests to be converted.

               (B) Except as otherwise provided herein, each conversion of Preferred Company Interests shall be deemed to have been effected as of the close of business on the date on which the holder or holders of such Company Interest delivers notice of such conversion to the principal office of the Company. At the time any such conversion has been effected, the rights of the Preferred Holder as a holder of Preferred Company Interests shall cease and the Person or Persons in whose name or names any Common Company Interests are to be reflected in the Company's books and records upon such conversion shall be deemed to have become the holder or holders of record of the Common Company Interests represented thereby.

               (C) Notwithstanding any other provision hereof, if a conversion of Preferred Company Interests is to be made in connection with a Public Offering, a Change in Control, a Fundamental Change or other transaction affecting the Company, the conversion of any Preferred Company Interests may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

               (D) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (I) below), the Company shall deliver to the converting holder:

                    (I) a written confirmation signed by the president and secretary of the Company confirming the issuance of the Common Company Interests issuable by reason of such conversion in such name or names and such amounts as the converting holder has specified; and

                    (II) the amount of all Distributions declared pursuant to
                         Section 3.6(a) remaining unpaid with respect to the Preferred Company Interests to be converted.

                    (E) The issuance of Common Company Interests upon conversion of Preferred Company Interests shall be made without charge to the Preferred Holders for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related recording of the Common Company Interests. Upon conversion of each Preferred Company Interest, the Company shall take all such actions as are necessary in order to insure that the Common Company Interests issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                    (F) The Company shall not close its books against the transfer of Preferred Company Interests or of Common Company Interests issued or issuable upon conversion of Preferred Company Interests in any manner which interferes with the timely conversion of Preferred Company Interests. The Company shall assist and cooperate with any Holder required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Company Interests hereunder (including, without limitation, making any filings required to be made by the Company).

                    (G) The Company shall take all such actions as may be necessary to assure that all Common Company Interests may be issued without violation of any applicable law or governmental regulation.

          (e)  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Company Interests are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Company Interests, is referred to herein as an "Organic Change." Prior
                                                       --------------
to the consummation of any Organic Change, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of not less than a majority of the Preferred Company Interests then outstanding) to insure that each of the Preferred Holders shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Common Company Interests immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Company Interests, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Company Interests immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of not less than a majority of the Preferred Company

Interests then outstanding) to insure that the provisions of this Section 3.6 shall thereafter be applicable to the Preferred Company Interests. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from any such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of not less than a majority of the Preferred Company Interests then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f)  Notices.  The Company shall give written notice to all Preferred
               -------
Holders at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any Distribution upon Common Company Interests, (b) with respect to any pro rata subscription offer to holders of Common Company Interests or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give written notice to the Preferred Holders at least 20 days prior to the date on which any Organic Change shall take place.

          (g)  Mandatory Conversion.  The Company may at any time require the
               --------------------
conversion of all of the outstanding Preferred Company Interests if the Company is at such time effecting a firm commitment underwritten Public Offering of its Common Company Interests in which the aggregate market capitalization of the Company, based upon the price paid by the public for such interests, is at least $150 million. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such interests pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all Preferred Holders at least seven days prior to such closing.

          (h)  Amendment and Waiver.  No amendment, modification or waiver shall
               --------------------
be binding or effective with respect to any provision of this Section 3.6 hereof without the prior written consent of the holders of not less than a majority of the Preferred Company Interests outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation or entity unless the Company has obtained the prior written consent of the holders of the applicable percentage of the Preferred Company Interests then outstanding.

          3.7  Common Company Interests.

          (a)  Distributions.  Subject to the terms and conditions of the
               -------------
Preferred Company Interests, as and when Distributions are declared or paid with respect to Common Company Interests, whether in cash, property or securities of the Company, the holders of Common Company Interests shall be entitled to receive such Distributions pro rata based on the percentage of Company Interests then held by each such holder.

          (b)  Liquidation.  Subject to the terms and conditions of the
               -----------
Preferred Company Interests, the Common Holders shall be entitled to participate, pro rata based on the percentage of

Company Interests then held by each such holder, in all Distributions to the Common Holders in any liquidation, dissolution or winding up of the Company.

                                  ARTICLE IV

                         DISTRIBUTIONS AND ALLOCATIONS

     4.1  Distributions.

          (a)  Distributions in General.  The Board may in its sole discretion
               ------------------------
make Distributions at any time and from time to time. Except as otherwise set forth in this Section 4.1, each Distribution shall be made in the order and priority specified in Sections 3.6 and 3.7 of this Agreement.

          (b)  Tax Distributions.  The Company shall, subject to (i) any
               -----------------
restrictions contained in the financing agreements to which the Company or any its Subsidiaries is a party and (ii) having available cash (after setting aside appropriate reserves), distribute to each Holder (pro rata according to their respective Company Interests as of the end of such Taxable Year) within 75 days after the close of each Taxable Year (or at such earlier times and in such amounts as determined in good faith by the Board to be appropriate to enable the Holders to pay estimated income tax liabilities) an amount equal to 46% (or, at the Board's sole discretion, such greater or lesser percentage as the Board may determine in good faith from time to time, to represent the sum of the maximum marginal federal, state and local income tax rates applicable to the members of LZ or to Zecal, whichever rate is higher) of the amount determined by dividing:
(i) Profits for such Fiscal Year allocated to the Designated Holder (as defined below) pursuant to Sections 4.2 and 4.3, reduced by the Losses for such Fiscal Year allocated to the Designated Holder pursuant to Sections 4.2 and 4.3, by
(ii) the Designated Holder's percentage of the aggregate Company Interest as of the close of such Taxable Year. "Designated Holder" means whichever Holder is
                                  -----------------
allocated the greatest amount of (i) Profits for such Fiscal Year allocated pursuant to Sections 4.2 and 4.3, less (ii) the Losses for such Fiscal Year allocated pursuant to Sections 4.2 and 4.3.

          (c)  Payment of Distributions.  Each Distribution pursuant to Section
               ------------------------
4.1(a) and each distribution pursuant to Section 4.1(b) shall be made to the Persons shown on the Company's books and records as Holders as of the date of such distribution; provided that any transferor and transferee of Company Interests may mutually agree as to which of them should receive payment of any distribution under Section 4.1(b).

          (d)  Distributions Regarding the Guaranty.
               ------------------------------------

               (i) Pursuant to the terms and conditions of the Asset Purchase Agreement and the Letter Agreement, the Company has issued the Guaranty. HTI agrees, on behalf of itself and each of its Affiliates (excluding, for the avoidance of doubt, the Company), that (A) they shall be the primary obligor with respect to the Indebtedness for Borrowed Money guaranteed by the Guaranty, and neither the Company nor LZ shall have any obligation or liability with respect to such Indebtedness for Borrowed Money, except as set forth in the Guaranty and (B) they shall service the

Indebtedness for Borrowed Money guaranteed by the Guaranty in accordance with the current scheduled maturities of such indebtedness (or, at their election, such indebtedness may be repaid in advance of any such scheduled maturities).

               (ii) In the event that the Company pays any amount in connection with the Guaranty, then either (A) Zecal shall immediately (and in no event later than five business days after Zecal receives written notice from the Company that the Company has made any payment in connection with the Guaranty) make a cash contribution to the Company (which contribution shall have no effect on Zecal's Invested Capital or Capital Account, and shall not be deemed to be a Capital Contribution), by wire transfer of immediately available funds, in an amount equal to the amount paid by the Company in connection with the Guaranty (the "Debt Service Amount") or (B) if the Debt Service Amount is not so paid by
      -------------------
Zecal, Zecal's Invested Capital shall immediately be reduced (by way of a deemed capital Distribution to Zecal) by an amount equal to the Debt Service Amount (and, without duplication, Zecal's Capital Account shall also be reduced by such amount). If Zecal's Invested Capital is reduced pursuant to clause (B) of the preceding sentence, each Holder's resultant ownership percentage in the Company (i.e., each Holder's relevant percentage of Company Interests) shall be adjusted and recalculated based upon each Holder's percentage of the Company's aggregate Invested Capital immediately following any such Distribution.

          (e)  Ratchet Distributions.
               ---------------------

               (i) The Company's projected aggregate cumulative net sales for the years ended December 31, 2000 and December 31, 2001 are $45.3 million (the "Target"), as set forth in the Customer List (as defined in Section 4.1(e)(ii)). If the Company's actual net sales (as determined pursuant to the audited financial statements required to be delivered pursuant to Section 8 of the Members Agreement and the provisions of this Section 4.1(e)) for the years ended December 31, 2000 and December 31, 2001 ("Actual Net Sales") are less than 90%
                                          ----------------
of the Target, then Zecal's Invested Capital shall immediately be reduced (by way of a deemed capital Distribution to Zecal) by the percentage determined by multiplying (i) 0.75, by (ii) the percentage shortfall in Actual Net Sales as compared to the Target (e.g., if Actual Net Sales were $40 million, such shortfall would result in a 9.1% reduction in Zecal's Invested Capital) (and, without duplication, Zecal's Capital Account shall also be reduced by such amount). If Zecal's Invested Capital is reduced pursuant to the preceding sentence, each Holder's resultant ownership percentage in the Company (i.e., each Holder's relevant percentage of Company Interests) shall be adjusted and recalculated based upon each Holder's percentage of the Company's aggregate Invested Capital immediately following any such Distribution. Notwithstanding anything to the contrary in this Section 4.1(e)(i), if (x) the Company's Actual Net Sales are not less than 85% of the Target and (y) the Company's actual Adjusted EBITDA is not less than 85% of the Adjusted EBITDA targets set forth on the Customer List (calculated in the aggregate for the years ended December 31, 2000 and December 31, 2001), then Zecal's Invested Capital shall not be reduced pursuant to the terms of this Section 4.1(e)(i).

               (ii) For purposes of calculating Actual Net Sales and Adjusted EBITDA under this Section 4.1(e): (w) all sales of Z-Strate shall be included,
(x) all outside assembly sales shall be excluded, (y) net sales of inside assembly to any customer not identified on a list delivered at the closing of the transactions contemplated by the Asset Purchase Agreement by signature of an officer of Zecal and countersigned by a LZ Director (as defined in the Members Agreement) (the "Customer List") will be included in the calculation of Actual
                 -------------
Net Sales and Adjusted EBITDA only to the extent that such inside assembly sales comprise not more than 23.3% of the total sales to any such customer and (z) net sales of inside assembly to any customer listed on the Customer List which are in excess of the dollar amounts of such inside assembly sales currently specified thereon with respect to such customer will be included in the calculation of Actual Net Sales and Adjusted EBITDA only to the extent that such excess inside assembly sales comprise not more than 23.3% of the total excess sales to such customer (i.e., sales which are in excess of the amounts currently specified on the Customer List with respect to such customer); provided that for the purposes of this Section 4.1(e), determinations of the percentage of inside assembly sales to total sales shall in no case include outside assembly sales (i.e., shall include only inside assembly sales and Z-Strate sales).

          (f)  Special Distributions With Respect to Disposals of Equipment.
               ------------------------------------------------------------

               (i) If the Company sells, for cash, any of the equipment listed on a list delivered at the Closing of the transactions contemplated by the Asset Purchase Agreement by signature of an officer of Zecal and countersigned by a LZ Director, the Company shall, subject to any restrictions contained in the financing agreements to which the Company or any of its Subsidiaries is a party,
(i) first, apply the net proceeds (i.e., after deducting costs of sale) from any such disposition of such equipment to repayment of the obligations under the Guaranty and (ii) second, distribute to Zecal the remaining net proceeds (i.e., after deducting costs of sale) from any such disposition of such equipment; provided that no distribution pursuant to this Section 4.1(f) shall affect the percentage of Company Interests held by any Holder; provided further that if restrictions under financing agreements preclude distribution of any remaining net proceeds to Zecal, then in the event of a Call Notice (as defined in the Members Agreement), the amount of such net proceeds not distributed to Zecal shall be deemed additional financing funded by Zecal upon the closing of the financing described in such Call Notice.

               (ii) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.1(f) shall not apply in connection with a Liquidity Event.

               (iii) The provisions of this Section 4.1(f) shall terminate upon the first to occur of (A) the consummation of a Liquidity Event and (B) the consummation of an IPO.

     4.2  Allocations.

          (a) Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Holders in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Holder, (ii) such Holder's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Holder's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 12.2.

          (b) For purposes of this Section 4.2, if Profits exceed Losses for a Fiscal Year, (i) Losses shall first be allocated to Holders whose Capital Accounts are reduced as a result of the allocations under Section 4.2(a), in an amount equal to the amount by which such Capital Accounts have been reduced and
(ii) Profits and any remaining Losses shall be allocated to Holders whose Capital Accounts are increased as a result of the allocations under Section 4.2(a), in the proportion that the amount of the increase in such Holder's Capital Accounts as a result of the allocations under Section 4.2(a) bears to the aggregate amount of the increase in all such Holders' Capital Accounts as a result of the allocations under Section 4.2(a).

          (c) For purposes of this Section 4.2, if Losses exceed Profits for a Fiscal Year, (i) Profits shall first be allocated to Holders whose Capital Accounts are increased as a result of the allocations under Section 4.2(a), in an amount equal to the amount by which such Capital Accounts have been increased and (b) Losses and any remaining Profits shall be allocated to Holders whose Capital Accounts are reduced as a result of the allocations under Section 4.2(a), in the proportion that the amount of the reduction in such Holder's Capital Accounts as a result of the allocations under Section 4.2(a) bears to the aggregate amount of the reduction in all such Holders' Capital Accounts as a result of the allocations under Section 4.2(a).

     4.3  Special Allocations.

          (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Holders in the amounts and of such character as determined according to Treasury Regulation
Section 1.704-2(i)(4).

          (b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each Holder, ratably among such Holders based upon the aggregate percentage of Company Interest outstanding held by each such Holder immediately prior to such allocation. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Holder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

          (c) If any Holder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Holder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This
Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

          (d) Profits and Losses described in Section 3.2(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

          (e) If, and to the extent that, any Holder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Holder and the Company pursuant to Code Sections 1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect, and the Board determines that any corresponding Profit or Loss of the Company should be allocated to the Holder who recognized such item in order to reflect the Holder's economic interests in the Company, then the Board may so allocate such Profit or Loss.

     4.4  Tax Allocations.

          (a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Holders in accordance with the allocation of such income, gains, losses, deductions and credits among the Holders for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credits will be allocated among the Holders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

          (b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Holders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution under the remedial allocation method described in Treas. Reg.
(S)1.704-3(d).

          (c)  If the Book Value of any Company asset is adjusted pursuant to
Section 3.2(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

          (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Holders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

          (e) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Holder's Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

     4.5 Curative Allocations. The allocations set forth in Section 4.3 (the "Regulatory Allocations") are intended to comply with certain requirements of
 ----------------------
Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Holders intend to allocate Profit and Loss of the Company or make Company distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Holders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Holders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Holders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Holders so that the net amount of the Regulatory Allocations and such special allocations to each such Holder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Holders, the Holders may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

     4.6 Indemnification and Reimbursement for Payments on Behalf of a Holder. Except as otherwise provided in Section 14.12, if the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Holder or a Holder's status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person's obligation to indemnify the Company under this Section 4.6. A Holder's obligation to make contributions to the Company under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Holder under this Section 4.6, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law).

                                   ARTICLE V

                                  MANAGEMENT

     5.1 Authority of Board. Except for situations in which the approval of the Members is specifically required by this Agreement, but subject to any applicable provisions of the Members Agreement and subject to the provisions of
Section 5.5(b) with respect to any matter upon which the Board or any committee thereof is deadlocked, (i) the Board shall conduct, direct and exercise full control over all activities of the Company and (ii) all management powers over the business and affairs of the Company shall be exclusively vested in the Board. Without limiting the generality of the foregoing, subject to the Members Agreement and subject to the provisions of Section 5.5(b) with respect to any matter upon which the Board or any committee thereof is deadlocked, (x) the Board shall have sole and complete discretion in determining whether to issue Equity Interests, the amount or percentage of Equity Interests to be issued at any particular time, the Capital Contribution or purchase price for any Equity Interests issued, and all other terms and conditions governing the issuance of Equity Interests and
(y) the Board may in its sole and complete discretion enter into, approve, and consummate any merger, consolidation, sale of all or any part of its assets, Liquidity Event or other extraordinary transaction, and execute and deliver on behalf of the Company or the Holders any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Holder. No Representative shall have the authority to bind the Company, unless such authority has been granted to such Representative by the Board (or the holders of not less than a majority of the Company Interest, pursuant to Section 5.5(b)).

     5.2 Actions of the Board. The Board may act (i) through meetings and written consents pursuant to Section 5.5 and (ii) through any Person or Persons to whom authority and duties have been delegated pursuant Section 5.6.

     5.3  Composition.

          (a) The Board shall be composed of such persons appointed in accordance with the terms and conditions of the Members Agreement and applicable law. Each member of the Board so appointed is referred to herein as a "Representative," it being agreed and understood that the Company's chief
 --------------
executive officer, in his or her capacity as a non-voting member of the Board pursuant to Section 1(a)(i)(C) of the Members Agreement, shall not be a "Representative" for purposes of this Agreement.

          (b)  A "Chairman" of the Board shall be elected by the Board for one
                  --------
or more one-year terms, but such "Chairman" of the Board may be removed by the Board at any time (with or without cause) and replaced with another "Chairman" of the Board. Edwin Jacobson shall be the initial Chairman. The "Chairman" shall have only those powers as set out in those certain bylaws of the Company of even date herewith or as affirmatively granted in writing by not less than a majority of the Board.

          (c) Notwithstanding any provision in this Section 5.3, in the event of any conflict between the terms and conditions of this Section 5.3 and the terms and conditions of the Members Agreement, the terms and conditions of the Members Agreement shall control the resolution of any such conflict.

     5.4 Proxies. A Representative may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Representative. A telegram, telex, cablegram or similar transmission by the Representative, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Representative shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section
5.4. Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the majority of the Board who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

     5.5  Meetings, etc.

          (a) Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board; provided that for the balance of the year ended December 31, 2000, such Board meetings shall be held at least every two months commencing after the date of this Agreement. Special meetings of the Board or any committee may be called by any one Representative (or, in the case of a special meeting of any committee of the Board, by any member thereof) on at least five days' prior written notice to the other Representatives, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Representative as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board or any committee thereof may be taken by vote of the Board or any committee at a meeting of the Representatives thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by at least the minimum number of Representatives that would be necessary to authorize or take such action at a meeting of the Board or such committee in which all members thereof were present. Prompt notice of the action so taken without a meeting shall be given to those Representatives who have not consented in writing. A meeting of the Board or any committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

          (b) Each Representative shall have one vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise), excluding, for the avoidance of doubt, the Company's chief executive officer, in his or her capacity as a non-voting member of the Board pursuant to Section 1(a)(i)(C) of the Members Agreement. The affirmative vote (whether by proxy or otherwise) of members of the Board holding a majority of the votes of all members of the Board shall be the act of the Board, it being agreed and understood that in the event of a Board deadlock on any matter before the Board or any committee thereof, the affirmative vote of the holders of not less than a majority of the

Company Interest shall be the act of the Company; provided that if such deadlock occurs following the delivery of a Put Notice (as defined in the Members Agreement) but prior to the consummation of the Put (as defined in the Members Agreement), so long as Zecal has provided LZ unconditional financing commitments or other evidence satisfactory to LZ in its reasonable discretion of Zecal's ability to consummate the Put, the affirmative vote of the Company Interests held by Zecal shall be the act of the Company, it being understood and agreed that if Zecal fails to consummate the Put, the terms and conditions of this proviso shall be of no further force and effect. Notwithstanding any provision contained herein or in the Members Agreement to the contrary, only the LZ Directors (as defined in the Members Agreement) (or the board members appointed by LZ, in the event the Voting Agreement contained in Section 1 of the Members Agreement is terminated pursuant to its terms), as a separate group as permitted by Section 18-404(b) of the Delaware Act, shall be entitled to consider and vote upon (i) the Company's exercise of any of its rights or remedies (including, without limitation, any exercise of any right to indemnification) or the performance of any of its obligations pursuant to the Asset Purchase Agreement or (ii) any prepayment or repayment of the Guaranty in advance of the scheduled maturity or required payment of such guaranty obligations, but, in the case of this clause (ii), only after (A) the occurrence of any Insolvency Event (as defined in the Members Agreement), (B) any demand for payment of the Guaranty by Wells Fargo (as defined in the Members Agreement) or any exercise by Wells Fargo or attempt by Wells Fargo to exercise any of its rights or remedies under the Guaranty or (C) if necessary or desirable for the Company to obtain other financing which the LZ Directors reasonably believe to be in the best interests of the Company. Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy or otherwise) of members of such committee holding a majority of the votes of all members of such committee shall be the act of such committee, it being agreed and understood that in the event of a committee deadlock on any matter before any such Board committee, the affirmative vote of the holders of not less than a majority of the Company Interest shall be the act of the Company.

          (c) The Company shall pay the reasonable out-of-pocket expenses incurred by each Representative in connection with attending the meetings of the Board and any committee thereof (unless such expenses shall have been paid or are required to be paid by any other Person). Except as otherwise provided in the immediately preceding sentence or elsewhere in this Agreement, the Representatives shall not be compensated for their services as members of the Board.

     5.6 Delegation of Authority. The Board may, from time to time, delegate to one or more Persons (including any Representative or officer of the Company and including through the creation and establishment of one or more committees) such authority and duties as the Board may deem advisable. In addition, the Board may assign titles (including, without limitation, managing director, chairman, chief executive officer, president, principal, vice president, secretary, assistant secretary, treasurer, or assistant treasurer) and delegate certain authority and duties to such persons, including, without limitation, pursuant to those certain bylaws of the Company of even date herewith, as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same Representative or other individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board. Any delegation pursuant to this Section 5.6 may be revoked at any time by the Board in its sole discretion. Notwithstanding any provision in this Section 5.6, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Company's bylaws, the terms and conditions of this Agreement shall control the resolution of any such conflict.

     5.7 Purchase of Company Interests. The Board may cause the Company to purchase or otherwise acquire Company Interests, or may purchase or otherwise acquire Company Interests on behalf of the Company. As long as such Company Interests are owned by or on behalf of the Company such Company Interests will not be considered outstanding for any purpose.

     5.8  Limitation of Liability.

          (a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Representative or any of such Representative's Affiliates shall be liable to the Company or to any Holder for any act or omission performed or omitted by such Representative in its capacity as a member of the Board pursuant to authority granted to such Person by this Agreement; provided that except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person's gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein or in the other agreements with the Company. The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and no Representative or any of such Representative's Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board (so long as such agent was selected in good faith and with reasonable care). The Board shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board in good faith reliance on such advice shall in no event subject the Board or any Representative thereof to liability to the Company or any Holder.

          (b) Whenever this Agreement or any other agreement contemplated herein provides that the Board shall act in a manner which is, or provide terms which are, "fair and reasonable" to the Company or any Holder, the Board shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

          (c) Whenever in this Agreement or any other agreement contemplated herein, the Board is permitted or required to take any action or to make a decision in its "sole discretion" or "discretion," with "complete discretion" or under a grant of similar authority or latitude, the Board shall be entitled to consider such interests and factors as it desires, provided that the Board shall act in good faith.

          (d) Whenever in this Agreement the Board is permitted or required to take any action or to make a decision in its "good faith" or under another express standard, the Board shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Board acts in good faith, the resolution, action or terms so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board, any Representative thereof or any of such Representative's Affiliates.


                                  ARTICLE VI

                       RIGHTS AND OBLIGATIONS OF HOLDERS

     6.1 Limitation of Liability. Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Holder or Representative shall be obligated personally for any such debts, obligation or liability solely by reason of being a Holder or acting as a Representative of the Company. Except as otherwise provided in this Agreement, a Holder's liability (in its capacity as such) for Company liabilities and Losses shall be limited to the Company's assets; provided that a Holder shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Holders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Holders for liabilities of the Company.

     6.2 Lack of Authority. Except as otherwise provided in Section 5.5(b) hereof, no Holder in its capacity as such (other than through its Representative or as a Representative) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company. Except as otherwise provided in Section 5.5(b) hereof, the Holders hereby consent to the exercise by the Board and the Representatives of the powers conferred on them by law and this Agreement.

     6.3 No Right of Partition. No Holder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

     6.4  Indemnification.

          (a) Subject to Section 4.6, the Company hereby agrees to indemnify and hold harmless any Person (each an "Indemnified Person") to the fullest
                                       ------------------
extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person's Affiliates) by reason of the fact that such

Person is or was a Holder or is or was serving as a Representative, officer, director, principal, member, employee or agent of the Company or is or was serving at the request of the Company as a Representative, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person's or its Affiliates' gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys' fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

          (b) The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, by-law, vote of Representatives or otherwise.

          (c) The Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in
Section 6.4(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.4.

          (d) Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Holder (unless such Holder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

          (e) If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

     6.5 Members Right to Act. For situations which the approval of the Members (rather than the approval of the Board on behalf of the Members) is required, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

          (a) Except as otherwise provided by this Agreement, acts by the Members holding not less than a majority of the Company Interest shall be the act of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this
Section 6.5(a). No proxy shall be voted or acted upon after eleven months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

          (b) The actions by the Members permitted hereunder may be taken at a meeting called by Members holding at least 20% of the Company Interest on at least five days' prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum amount of Company Interest that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

          (c) Except as specifically provided in this Agreement to the contrary, Preferred Holders shall be entitled to notice of all meetings of the Members in accordance with this Agreement and the Company's bylaws, and the Preferred Holders shall be entitled to vote on all matters submitted to the Members for a vote together with the Common Holders, all voting together as a single group, with each such Member entitled to a number of votes (or fractions thereof) equal to such Member's percentage interest of all of the Company Interests.

     6.6  Conflicts of Interest.

          (a) A Holder, its Affiliates and each of their respective stockholders, Representatives, directors, officers, controlling persons, partners and employees (collectively, the "Holder Group") may have business
                                           ------------
interests and engage in business activities in addition to those relating to the Company and its Subsidiaries, except as any such Person may have otherwise agreed with the Company in writing. Neither the Company nor any of the other Holders shall have any rights by virtue of this Agreement in any business ventures of any such Person, except for any business interests or activities which any such Person has agreed in writing with the Company to not pursue or consummate (whether directly or indirectly), in which case all of such Person's direct and indirect interest in such business interests or activities shall, at the election of the Board, become an asset of the Company and the Company shall be entitled to all rights in such business interests or activities and to all income or profits derived therefrom.

          (b) No member of a Holder Group shall be obligated to present any particular investment or business opportunity to the Company even if the opportunity is of a character which, if presented to the Company, could be undertaken by the Company or any of its Subsidiaries, except as otherwise agreed by any such Person with the Company in writing. Each member of a Holder Group shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons, except as otherwise agreed by any such Person with the Company in writing, in which case all of such Person's direct and indirect interest in such business interests or activities shall, at the election of the Board, become an asset of the Company and the Company shall be entitled to all rights in such business interests or activities and to all income or profits derived therefrom.

                                  ARTICLE VII

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     7.1 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Holders pursuant to Articles III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Holders absent manifest clerical error.

     7.2  Fiscal Year.  The Fiscal Year of the Company shall end on December
31 of each year or such other annual accounting period as may be established by the Board.

     7.3  Reports.

          (a) The Company shall deliver or cause to be delivered to each Holder, within 90 days after the end of each Fiscal Year, an annual report containing the following:

               (i) consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, all prepared in accordance with generally accepted accounting principles, consistently applied, and audited by an independent accounting firm of recognized national standing and a copy of such firm's annual management letter regarding internal controls and other matters to the Board;

               (ii) a statement of changes in the Holder's equity and the Holder's Capital Account balance for such Fiscal Year; and

               (iii) a general description of the Company's activities during such Fiscal Year.

          (b) The Company shall, to the extent required by the Delaware Act, deliver or cause to be delivered to each Holder with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Holder shall from time to time reasonably request; provided that furnishing such information shall not be financially burdensome on the Board, the Company or its Subsidiaries or unreasonably time consuming for the Board or the employees of the Company or its Subsidiaries.

          (c) The Company shall use reasonable efforts to deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person who was a Holder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal and state income tax returns.

     7.4 Transmission of Communications. Each Person that owns or controls Company Interests on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Board to such other Person or Persons.

                                 ARTICLE VIII

                                  TAX MATTERS

     8.1 Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all returns required to be filed by the Company.

     8.2 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 7.2, unless the Board shall determine otherwise in its sole discretion and in compliance with applicable laws. The Board shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code. Each Holder will upon request supply any information necessary to give proper effect to such election.

     8.3 Tax Controversies. LZ is hereby designated the Tax Matters Partner and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and reasonably incurred in connection therewith. Each Holder agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partners shall keep all Holders fully informed of the progress of any examinations, audits or other proceedings, and all Holders shall have the right to participate at their expense in any such examinations, audits or other proceedings. Notwithstanding the foregoing, the Tax Matters Partners shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Board. In addition, the Tax Matters Partner shall not structure any such settlement or compromise in a manner which inappropriately benefits any Holder or Holders to the detriment of any other Holder or Holders.

                                  ARTICLE IX

                         TRANSFER OF COMPANY INTERESTS

     9.1  Transfer In General.  THE TRANSFER OF ANY INTEREST IN THE COMPANY
IS SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE MEMBERS AGREEMENT, WHICH RESTRICTIONS ARE INCORPORATED HEREIN BY REFERENCE. IN ADDITION, NO HOLDER MAY TRANSFER ALL OR ANY PORTION OF SUCH HOLDER'S INTEREST IN THE COMPANY WITHOUT THE PRIOR WRITTEN CONSENT OF THE BOARD IF SUCH TRANSFER WOULD (A) CAUSE THE COMPANY TO HAVE MORE THAN 100 PARTNERS WITHIN THE MEANING OF TREASURY REGULATION
SECTION 1.7704-1(H) OR (B) CAUSE THE COMPANY TO HAVE MORE THAN 100 BENEFICIAL OWNERS OF ITS SECURITIES FOR PURPOSES OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

     9.2  Assignee's Rights.

          (a) A permitted transfer of a Company Interest shall be effective as of the date of assignment and compliance with the conditions to such transfer and such transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706. Distributions made before the effective date of such transfer shall be paid to the transferor, and distributions made after such date shall be paid to the Assignee.

          (b) Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided that without relieving the transferring Holder from any such limitations or obligations as more fully described in Section 9.3, such Assignee shall be bound by any limitations and obligations of a Holder contained herein that a Member would be bound on account of the Assignee's Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

     9.3 Assignor's Rights and Obligations. Any Member who shall transfer any Company Interest or other interest in the Company shall cease to be a Holder with respect to such Company Interest or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.3, duties, liabilities or obligations, of a Holder with respect to such Company Interest or other interest (it being understood, however, that the applicable provisions of Sections 5.8 and 6.4 shall continue to inure to such Person's benefit), except that unless and until the Assignee is admitted as a substituted Member in accordance with the provisions of Article X (the "Admission Date"), (i) such assigning Holder shall retain all of the duties, liabilities and obligations of a Holder with respect to such Company Interest or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 9.2(b)) to make and return Capital Contributions on account of such Company Interest or other interest pursuant to the terms of this Agreement and (ii) the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Holder with respect to such Company Interest or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Holder who Transfers any Company Interest or other interest in the Company from any liability of such Holder to the Company with respect to such Company Interest or other interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Holder (in its capacity as such) in the Members Agreement or for any present or future breaches of any representations, warranties or covenants by such Holder (in its capacity as such) contained herein or in the other agreements with the Company.


                                   ARTICLE X

                             ADMISSION OF MEMBERS

     10.1 Substituted Members. Subject to the provisions of Section 9.1 hereof, in connection with the permitted transfer of a Company Interest of a Holder, the transferee shall become a Substituted Member on the effective date of such transfer, which effective date shall not be earlier than the date of compliance with the conditions to such transfer (without any Board or Member consent unless one of the conditions to such transfer is that Board or Member consent is required for the admission of such transferee, in which case such consent must first be obtained), and such admission shall be shown on the books and records of the Company.

     10.2 Additional Members. Subject to the provisions of Section 9.1 hereof, a Person may be admitted to the Company as an Additional Member only upon furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1 and (b) such other documents or instruments as may be necessary or appropriate to effect such Person's admission as a Member (including entering into the Members Agreement and such other documents as the Board may deem appropriate in its sole discretion). Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied, each of the conditions contained in the Members Agreement to the issuance of Company Interests to such Member have been satisfied, and when any such admission is shown on the books and records of the Company.

                                  ARTICLE XI

                     WITHDRAWAL AND RESIGNATION OF HOLDERS

     11.1 Withdrawal and Resignation of Holders. No Holder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XII without the prior written consent of the Board, except as otherwise expressly permitted by this Agreement. Any Holder, however, that withdraws or otherwise resigns from the Company without the prior written consent of the Board upon or following the dissolution and winding up of the Company pursuant to Article XII but prior to such Holder receiving the full amount of distributions from the Company to which such Holder is entitled pursuant to Article XII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Holder, and such Holder shall be entitled to receive the fair value of his equity interest in the Company as of the date of its resignation (or, if less, the amount that such Holder would have received on account of such equity interest had such Holder not resigned or otherwise withdrew from the Company), as conclusively determined by the Board, on the sixth month anniversary date (or such earlier date determined by the Board) following the completion of the distribution of Company assets as provided in
Article XII to all other Holders. Upon a transfer of all of a Holder's Company Interest in a transfer permitted by the Members Agreement and this Agreement, subject to the provisions of Section 9.3, such Holder shall cease to be a Holder.


                                  ARTICLE XII

                          DISSOLUTION AND LIQUIDATION

     12.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up, upon:

           (a) the vote of the Board holding at least a majority of the votes of all members of the Board; or

           (b) the entry of a decree of judicial dissolution or administrative dissolution of the Company under the Delaware Act.

           Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

     12.2 Liquidation and Termination. On dissolution of the Company, the Board shall act as liquidator or may appoint one or more Representatives or Members as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

          (a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

          (b) the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

          (c) the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

          (d) all remaining assets of the Company shall be distributed to the Holders in accordance with Section 4.1(a) by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, by 90 days after the date of the liquidation).

The distribution of cash and/or property to a Holder in accordance with the provisions of this Section 12.2 and Section 12.3 constitutes a complete return to the Holder of its Capital Contributions and a complete distribution to the Holder of its interest in the Company and all the Company's property and constitutes a compromise to which all Holders have consented within the meaning of the Delaware Act. To the extent that a Holder returns funds to the Company, it has no claim against any other Holder for those funds. In connection with any liquidation of the Company, any Holder may in its sole discretion offer to purchase all or any portion of the assets of the Company, including, without limitation, any intellectual property rights.

     12.3 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 12.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Holders, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Holders) and reserves. Subject to the order of priorities set forth in Section 12.2, the liquidators may, in their sole discretion, distribute to the Holders, in lieu of cash, either (i) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 12.2(d),
(ii) as tenants in common and in accordance with the provisions of Section 12.2(d), undivided interests in all or any portion of such Company assets or
(iii) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing the such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections
4.2 and 4.3. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in
Article XIII.

     12.4 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

     12.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 12.2 and 12.3 in order to minimize any losses otherwise attendant upon such winding up.

     12.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Holders (it being understood that any such return shall be made solely from Company assets).

     12.7 Liquidity Event or IPO. In the event that the Board approves a Liquidity Event or IPO, the Company and each of its Holders will cooperate to structure such Liquidity Event or IPO to maximize the after-tax return of the Holders, but only to the extent that such structure is not materially detrimental to the Company or any other Holder.

                                 ARTICLE XIII

                                   VALUATION

     13.1 Determination. The Fair Market Value of the assets of the Company or of a Company Interest in the Company will be determined by the Board (or, if pursuant to Section 12.3, the liquidators) in its good faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent.

     13.2  Determination of Fair Market Value.  "Fair Market Value" of (i) a
                                                 -----------------
specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the Company will mean the amount which the Company would receive in an all-cash sale of all of its assets and businesses as a going concern in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that such sale was accomplished pursuant to a Liquidity Event of the type referred to in Section 12.7 above and all of the proceeds from such sale were paid directly to the Company other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be deemed received by the Company). After a determination of the Fair Market Value of the Company is made as provided above, the Fair Market Value of a Company Interest will be determined by making a calculation reflecting the cash distributions which would be made to the Holders in accordance with this Agreement if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Holders in accordance with the terms of this Agreement pursuant to Section 12.2 and assuming that all of the convertible debt and other convertible securities, if any, were repaid or converted (whichever yields more cash to the holders of such convertible securities). Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Company Interest being transferred in exchange therefor will be transferred free and clear of all Liens.


                                  ARTICLE XIV

                              GENERAL PROVISIONS

     14.1  Power of Attorney.

           (a) Each Holder hereby constitutes and appoints each member of the Board and the liquidators, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to:

               (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Holder pursuant to Article X or XI; and

               (ii) sign, execute, swear to and acknowledge all ballots,
                    consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Board, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the Board, to effectuate the terms of this Agreement.

          (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Holder and the transfer of all or any portion of his or its Company Interest and shall extend to such Holder's heirs, successors, assigns and personal representatives.

     14.2 Amendments. (a) The Representatives holding a majority of the votes of all Representatives (pursuant to its powers of attorney from the Holders as provided in Section 14.1), without the consent of any Holder, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (i) a change in the name of the Company or the location of the principal place of business of the Company;

          (ii) admission, substitution, removal or withdrawal of Members or Assignees in accordance with this Agreement;

          (iii) a change that does not adversely affect any Holder in any material respect in its capacity as an owner of Company Interests and is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute; or

          (iv) a change that does not adversely affect any Holder in any material respect in its capacity as an owner of Company Interests and cures any ambiguity.

          (b) In all other cases this Agreement may be amended or modified upon the written consent of the holders of not less than a majority of the Company Interest. Notwithstanding the foregoing, no amendment or modification to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons (e.g., the Board or the holders of a specified percentage of the Preferred Company Interests) may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter.

     14.3 Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Holder, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company, the Board or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

     14.4 Addresses and Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Company's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given if sent to the Board at the principal office of the Company as designated in this Agreement. The Company shall promptly forward any such notice to the members of the Board.

     14.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     14.6 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

     14.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     14.8 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

     14.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     14.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14.11 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     14.12 Expenses. The Company shall pay, and hold the Investors and each of their respective Affiliates harmless against liability for the payment of (i) subject to Section 14.7 of the Asset Purchase Agreement, their out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions related hereto and contemplated hereby (including legal expenses relating to this Agreement and the documents related hereto); (ii) the reasonable fees and expenses incurred in connection with an investment or acquisition by the Company or any of its Subsidiaries; (iii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of any of this Agreement or the agreements referred to herein or contemplated hereby or thereby (including in connection with any proposed merger, sale or recapitalization of the Company or any of its Subsidiaries); (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Company Interests; and (v) the reasonable fees and expenses incurred by each such Person in any filing with any Governmental Entity with respect to its investment in the Company which mentions such Person (other than any tax returns).

     14.13 Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

     14.14 Offset. Whenever the Company is to pay any sum to any Holder or any Affiliate or related person thereof, any amounts that such Holder or such Affiliate or related person owes to the

Company which are not the subject of a good faith dispute may be deducted from that sum before payment.

     14.15 Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14.16 Remedies. Each Holder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     14.17 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words "or," "either" and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict; provided that if a conflict exists between this Agreement and the Members Agreement, the Members Agreement shall control but solely to the extent of such conflict.

     14.18 Notice to Holder of Provisions. By executing this Agreement, each Holder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the transfer set forth herein) and (b) all of the provisions of the Certificate.

     14.19 Consent to Jurisdiction. Each Holder irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the

State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Holder further agrees that service of any process, summons, notice or document by United States certified or registered mail to such Holder's respective address set forth in the Company's books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Holder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

     14.20 Survival. Sections 4.6, 5.8, 6.1 and 6.4 shall survive and continue in full force in accordance with their respective terms notwithstanding any termination of this Agreement or the dissolution of the Company.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.


                              LZ PARTNERS, LLC

                              By:___________________________________

                              Its:__________________________________



                              ZECAL CORP.

                              By:___________________________________

                              Its:__________________________________

                                  SCHEDULE I
                                  ----------

                Capital                 Percent of
                Contributions           Total             Type of
                Pursuant to             Company           Company
Holder          Section 3.1(a)          Interest          Interest
------          --------------          --------          --------

LZ              $4,000,000.00            50%              Preferred

Zecal           $4,000,000.00*           50%              Common
                -------------           ---
                $8,000,000.00           100%
                =============           ===


*Pursuant to the resolution of the Company's board of managers dated as of the date hereof, the Board approved the purchase of the assets and liabilities of Zecal specified in the Asset Purchase Agreement, in exchange for the Common Company Interests issued to Zecal per this Schedule I.